EXHIBIT 1
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.
Date: February 13, 2006

KKR 1996 GP L.L.C.
By:	/s/ Richard J. Kreider
	Name:	Richard J. Kreider
	Title:	Attorney-in-fact for Henry R. Kravis, Managing Member

KKR Associates 1996 L.P. By: KKR 1996 GP L.L.C., general partner
By:	/s/ Richard J. Kreider
	Name:	Richard J. Kreider
	Title:	Attorney-in-fact for Henry R. Kravis, Managing Member

KKR 1996 Fund L.P. By: KKR Associates 1996 L.P., general partner By: KKR 1996 GP L.L.C., general partner
By:	/s/ Richard J. Kreider
	Name:	Richard J. Kreider
	Title:	Attorney-in-fact for Henry R. Kravis, Managing Member

Hubcap Acquisition L.L.C. By: KKR 1996 Fund L.P., managing member By: KKR Associates 1996 L.P., general partner By: KKR 1996 GP L.L.C., general partner
By:	/s/ Richard J. Kreider
	Name:	Richard J. Kreider
	Title:	Attorney-in-fact for Henry R. Kravis, Managing Member General Partner